EXHIBIT 4.1

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BRANDYWINE OPERATING PARTNERSHIP, L.P.

Floating Rate Guaranteed Notes Due 2009

REGISTERED No. 1	PRINCIPAL AMOUNT $300,000,000 CUSIP No. 105340AD5

          BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Issuer”, which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as the nominee of DTC, or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on April 1, 2009, unless redeemed on any Redemption Date (as defined on the reverse hereof), and to pay interest on the outstanding principal amount of this Note from March 28, 2006 (or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for), quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 2006 (the “Interest Payment Dates”), at the floating rate per annum set forth on the reverse hereof. Interest on this Note will be computed on the basis of the actual number of days in an Interest Period and a 360-day year.

          The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid, as provided in the Indenture, to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the “Regular Record Date” for such payment, which will be the fifteenth calendar day (regardless of whether such day is a Business Day) immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for on an Interest Payment Date (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, with notice whereof given by mail by or on behalf of the Issuer to the Holder of this Note not less than 10 days prior to such Special Record Date (which will be not more than 15 days and not less than 10 days prior to the date of the proposed payment of such Defaulted Interest), or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture (as defined on the reverse hereof).

Back to Contents

          Payment of the principal of and interest on this Note will be made at the office or agency of the Issuer maintained by the Issuer for such purpose in the Borough of Manhattan, The City of New York, which initially will be the Corporate Trust Office of The Bank of New York, the Trustee for this Note under the Indenture, located at 101 Barclay Street, Floor 8W, Attention: Corporate Trust Administration, New York, New York 10286, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address will appear in the Security Register or by wire transfer of funds to the Person entitled thereto at a bank account maintained in the United States.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which such further provisions will for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of The Bank of New York, the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Back to Contents

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its seal to be imprinted hereon.

Dated: March 28, 2006

[SEAL]	BRANDYWINE OPERATING PARTNERSHIP, L.P.

By: Brandywine Realty Trust,
as General Partner

By:
Name: Gerard H. Sweeney
Title: President and Chief
Executive Officer

Attest:

By:
       Name: Brad A. Molotsky
       Title: General Counsel and Secretary

CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By:______________________________
Authorized Signatory

Back to Contents

[REVERSE OF NOTE]

BRANDYWINE OPERATING PARTNERSHIP, L.P.

Floating Rate Guaranteed Notes Due 2009

          This Note is one of a duly authorized issue of securities of the Issuer (the “Securities”), issued or to be issued under and pursuant to an Indenture, dated as of October 22, 2004, as supplemented by the First Supplemental Indenture dated as of May 25, 2005 (the “Indenture”), among the Issuer, Brandywine Realty Trust, a Maryland real estate investment trust (the “Parent Guarantor”), and The Bank of New York, as Trustee (the “Trustee,” which term includes any successor Trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Parent Guarantor, the Trustee and the Holders of the Securities and the terms upon which the Securities are to be authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture. This Note is one of a series of Securities designated as the “Floating Rate Guaranteed Notes due 2009” of the Issuer (the “Notes”), initially limited in aggregate principal amount to $300,000,000.The Issuer may, from time to time, without the consent of the Holders, issue and sell additional Securities ranking equally with the Notes and otherwise identical in all respects (except for their date of issuance, issue price and the date from which interest payments thereon will accrue) so that such additional Securities will be consolidated and form a single series with the Notes.

          The Notes are fully and unconditionally guaranteed as to the due and punctual payment of principal of and interest on the Notes by the Parent Guarantor.

          All terms used in this Note which are defined in the Indenture will have the meanings assigned to them in the Indenture.

Back to Contents

          The Notes will bear interest for each Interest Period at a rate determined by the Calculation Agent. The Bank of New York has been appointed by the Issuer to serve as the initial Calculation Agent for the Notes until such time as the Issuer appoints a successor calculation agent. An “Interest Period” will be a period commencing on (and including) an Interest Payment Date (or, in the case of the initial Interest Period, March 28, 2006) and ending on (but excluding) the next succeeding Interest Payment Date. The interest rate on the Notes for a particular Interest Period will be a per annum rate equal to three-month LIBOR as determined on the Interest Determination Date plus 0.45%. The “Interest Determination Date” for an Interest Period will be the second London Business Day preceding such Interest Period. For the purposes of the Notes, a “London Business Day” is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. Promptly upon determination, the Calculation Agent will inform the Trustee and the Issuer of the interest rate for the such Interest Period. Absent manifest error, the determination of the interest rate by the Calculation Agent will be binding and conclusive on the Holders, the Trustee, the Issuer and Parent Guarantor.

          On any Interest Determination Date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Telerate Page 3750” at approximately 11:00 a.m. (London time) on such Interest Determination Date. If on an Interest Determination Date, such rate does not appear on the “Telerate Page 3750” as of 11:00 a.m. (London time) or if the “Telerate Page 3750” is not available on such date, the Calculation Agent will obtain such rate from Bloomberg L.P.’s page “BBAM.”

          If no offered rate appears on “Telerate Page 3750” or Bloomberg L.P. page “BBAM” on an Interest Determination Date at approximately 11:00 a.m. (London time) then the Calculation Agent (after consultation with the Issuer) will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the Calculation Agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the Interest Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Interest Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the such applicable Interest Period will be set equal to the rate of LIBOR for the then current Interest Period.

          Upon request from any Holder, the Calculation Agent will provide the interest rate in effect for the Notes for the current Interest Period and, if it has been determined, the interest rate to be in effect for the next Interest Period.

          Dollar amounts resulting from each interest rate determination will be rounded to the nearest cent, with one-half cent being rounded upward.

Back to Contents

          The interest rate on the Notes will in no event be higher than the maximum rate permitted by the laws of the State of New York, as the same may be modified by the laws of the United States of general application.

          If an Interest Payment Date for the Notes falls on a day that is not a Business Day, the Interest Payment Date will be postponed to the next succeeding Business Day unless such next succeeding Business Day would be in the following month, in which case, the Interest Payment Date will be the immediately preceding Business Day. If, however, the final maturity date of the Notes falls on a day which is not a Business Day, then the Issuer will make the required payment of principal and interest on the following day which is a Business Day. Interest on the Notes will be paid to but excluding the relevant Interest Payment Date.

          The Issuer may redeem this Note on any Interest Payment Date on or after October 1, 2006, in whole or from time to time in part, at the option of the Issuer, at a redemption price (the “Redemption Price”) equal to the sum of 100% of the aggregate principal amount being redeemed plus accrued but unpaid interest thereon to the date fixed for redemption (the “Redemption Date”).

          If notice has been given as provided in the Indenture and funds for the redemption of this Note or any part thereof called for redemption will have been made available on the Redemption Date, this Note or such part thereof will cease to bear interest on the Redemption Date referred to in such notice and the only right of the Holder will be to receive payment of the Redemption Price. Notice of any optional redemption of any Notes will be given to the Holder hereof (in accordance with the provisions of the Indenture), not more than 60 nor less than 30 days prior to the Redemption Date. The notice of redemption will specify, among other things, the Redemption Price and the aggregate principal amount of Notes to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note will be issued by the Issuer in the name of the Holder hereof upon the presentation and surrender hereof.

          This Note is not subject to repayment at the option of the Holder thereof. In addition, this Note is not entitled to the benefit of, and is not subject to, any sinking fund.

          In case an Event of Default with respect to this Note shall have occurred and be continuing, the principal of and interest on this Note may automatically become or may be declared, and upon such declaration will become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

Back to Contents

          The Indenture permits, with certain exceptions as therein provided, the Issuer, the Parent Guarantor and the Trustee with the consent of the Holders of more than 50% in principal amount of the Notes at the time Outstanding, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that, without the consent of the Holder of each Security affected thereby, no such supplemental indenture will, among other things: (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, (ii) reduce the principal amount of or premium, if any, or interest on any Security; (iii) change the Place of Payment on any Security or the currency or currency unit in which any Security or the principal thereof or premium, if any, or interest thereon is payable; (iv) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; (v) reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any Security by the Issuer and the Parent Guarantor (or the time when such redemption, repayment or purchase may be made); (vi) modify or affect in any manner adverse to Holders of any Securities the terms of the obligations of the Parent Guarantor in respect of the due and punctual payment of principal of or premium, if any, or interests on any Security or (vii) reduce the percentage in principal amount of the Outstanding Securities of any particular series, the consent of the Holders of which is required for any such supplemental indenture. The Indenture also permits the Issuer, the Parent Guarantor and the Trustee to enter into one or more supplemental indentures, without the consent of any Holders of the Notes, to, among other things: (i) evidence the succession of another person as obligor or a guarantor under the Indenture; (ii) add covenants of the Issuer or the Parent Guarantor for the benefit of Holders of Securities; (iii) add events of default for the benefit of Holders of Securities; (iv) secure, or add additional guarantees with respect to, the Securities; (v) provide for the acceptance of appointment by a successor trustee; (vi) cure any ambiguity, defect or inconsistency in the Indenture, provided that such action will not adversely affect the interests of Holders of Securities of any series in any material respects; and (vii) supplement any provisions of the Indenture to permit or facilitate defeasance or discharge of any series of Securities provided that such action will not adversely affect the interests of Holders of Securities of any series in any material respect.

          The Indenture also contains provisions permitting the Holders of more than 50% in principal amount of the Outstanding Securities of a series, on behalf of the Holders of all of the Securities of such series, to waive compliance by the Issuer and the Parent Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to a Security, except a default in the payment of principal of or interest, if any, on such Security or a default with respect to a covenant or provision of the Indenture, which cannot be amended without the consent of the Holder of such Security.

          This Note is issuable only in registered form, without coupons, in denominations of $5,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If (x) the Depositary is at any time unwilling or unable to continue as depositary and a successor Depositary is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, (y) the Issuer delivers to the Trustee an Issuer Order to the effect that this Note will be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note will be exchangeable for Notes in definitive form and in an equal aggregate principal amount. Such definitive Notes will be registered in such name or names as the Depositary will instruct the Trustee.

          As provided in the Indenture and subject to certain limitations set forth therein and above, the transfer of this Note may be registered on the Security Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

Back to Contents

          No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed, or impair the obligations of the Parent Guarantor in respect of their unconditional guarantees of the aforementioned payments.

          No service charge will be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Issuer, the Parent Guarantor, the Trustee and any agent of the Issuer, the Parent Guarantor or the Trustee may treat the Person in whose name this Note is registered as the Holder of this Note for all purposes, whether or not this Note be overdue, and none of the Issuer, the Parent Guarantor or the Trustee nor any such agent will be affected by notice to the contrary.

          Certain of the Issuer’s and the Parent Guarantor’s obligations under the Indenture with respect to any series of Securities may be terminated if the Issuer or the Parent Guarantor irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all such Securities, as provided in the Indenture.

          No recourse will be had for the payment of the principal of or the interest on this Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Issuer or the Parent Guarantor in the Indenture, against any incorporator, limited partner, shareholder, trustee, director, officer or employee, as such, past, present of future, of the Issuer, of the Parent Guarantor or of any successor entity to the Issuer or the Parent Guarantor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

          The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Back to Contents

ASSIGNMENT/TRANSFER FORM

          FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.) ___________________________________________________________________________________________________________________________ ______________________________________________________________________________ (Please print or typewrite name and address including postal zip code of assignee) ______________________________________________________________________________ the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Date: ____________________

NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.